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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            SPIEKER PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)


              MARYLAND                                   94-3185802
(State of Incorporation or organization)    (I.R.S. employer identification no.)

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                               2180 Sand Hill Road
                          Menlo Park, California 94025
               (Address of principal executive offices) (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c)., please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instructions A.(d)., please check the following box [ ]


Securities Act registration statement file number to which this form relates:

                                                --------------------------------
                                                         (If applicable)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    TITLE OF EACH CLASS TO                   NAME OF EACH EXCHANGE ON WHICH
       BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
    ----------------------                   -------------------------------
    Stock Purchase Rights                        New York Stock Exchange

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        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None

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Item 1.  Description of Registrant's Securities to be Registered.

     On September 9, 1998, the Board of Directors of Spieker Properties, Inc., a Maryland corporation (the "Company"), declared a dividend payable on September 30, 1998 of one right (a "Right") for each outstanding share of common stock, par value $.0001 per share, of the Company held of record at the close of business on September 30, 1998, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities and partnership units of Spieker Properties, L.P. (the "Partnership") outstanding at the Separation Time. Rights are also being distributed to the holders of partnership units of the Partnership. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of September 10, 1998 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent.

     The description of the Rights contained in the Company's Current Report on Form 8-K dated September 22, 1998 is hereby incorporated by reference herein.

     The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Articles Supplementary) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated September 22, 1998 is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.


Item 2.  Exhibits.

Exhibit No.           Description
-----------           -----------
(1)            Rights Agreement.

(2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

(3)            Form of Articles Supplementary, included in Exhibit B to the
               Rights Agreement.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SPIEKER PROPERTIES, INC.


                                        By /s/ Craig G. Vought
                                           -------------------------------------
                                           Name: Craig G. Vought
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


Date:  September 22, 1998







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